UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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THE MICHAELS COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Michaels Companies, Inc. Announces 2020 Annual Meeting Of

Stockholders To Be Held As Virtual Meeting

IRVING, Texas — (BUSINESS WIRE) — May 27, 2020 — The Michaels Companies, Inc. (Nasdaq: MIK) (the “Company”) today announced that, in light of public health and safety precautions related to the COVID-19 pandemic, including restrictions on in-person gatherings, the Company’s 2020 annual meeting of stockholders will be changed from an in-person meeting to a virtual-only meeting. The annual meeting will be held on June 10, 2020 at 8 a.m. local time, as previously announced, but stockholders will not be able to attend in person. The virtual meeting will provide stockholders with the ability to participate, vote their shares, and ask questions.

As described in the proxy materials previously made available to stockholders, stockholders of record as of the close of business on April 15, 2020, the record date for the annual meeting, are entitled to attend and vote at the meeting.  To gain access to the meeting, stockholders must go to the meeting website at www.meetingcenter.io/294466693 and enter the control number provided in the grey ribbon on their notice of internet availability of proxy materials or proxy card.  The meeting password is “MIK2020”. The virtual meeting website will contain participation instructions. Stockholders who held shares as of the record date through a bank, broker or other nominee must register in advance to attend the annual meeting. To register, these stockholders must obtain a legal proxy from the holder of record and submit proof of legal proxy reflecting the number of shares held as of the record date, along with their name and email address, to Computershare at legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., local time on June 5, 2020. Stockholders will then receive a confirmation of registration with a control number by email from Computershare.

Whether or not planning to attend the annual meeting, stockholders are encouraged to vote in advance of the annual meeting by one of the methods described in the proxy materials. Stockholders who have previously voted do not need to take any further action. The notice of internet availability of proxy materials and proxy card previously distributed will not be updated to reflect the change from an in-person meeting to a virtual-only meeting, and stockholders may continue to follow the instructions in these materials to vote shares at the annual meeting.

For further information, please refer to the Company’s proxy statement and notice of internet availability of proxy materials, filed with the SEC on April 30, 2020, each of which can be accessed at https://investors.michaels.com/ under “SEC Filings—All SEC Filings.”

About The Michaels Companies, Inc.

The Michaels Companies, Inc. is North America's largest specialty provider of arts, crafts, framing, floral, wall décor, and seasonal merchandise for Makers and do-it-yourself home decorators. The Company operates more than 1,260 Michaels stores in 49 states and Canada. Additionally, the Company serves customers through a variety of digital platforms including Michaels.com, consumercrafts.com and aaronbrothers.com. The Michaels Companies, Inc. also owns Artistree, a manufacturer of high quality custom and specialty framing merchandise. For a list of store locations or to shop online, visit www.michaels.com or download the Michaels app.

Investor Contact:

Jim Mathias

972.409.1393

james.mathias@michaels.com